CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  in  the  Registration  Statement  on  Form  N-1A  of  Fenimore

Asset  Management  Trust  and  to  the  use  of  our  report  dated  February  18,  2015   on  the  financial

statements  and  financial  highlights  of  FAM  Value  Fund,  FAM  Equity-Income  Fund,  and  FAM  Small  Cap

Fund,  each  a  series  of  shares  of  beneficial  interest  of  Fenimore  Asset  Management  Trust.  Such

financial  statements   and  financial  highlights   appear  in  the   December  31,  2014   Annual  Report  to

Shareholders  which is  incorporated by reference into the Statement of  Additional  Information.

BBD, LLP

Philadelphia, Pennsylvania

April 30, 2015